UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 28, 2015

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 28, 2015, Signature Group Holdings, Inc. (the “Company”) completed its stapled rights offering (the “Rights Offering”) with respect to its holders of warrants, which expired at 5:00 p.m., New York City time, on April 28, 2015. The Company received subscriptions (including both basic and oversubscriptions) for a total of 1,017,321 shares, which exceeded the maximum offering of 843,000 shares by 174,321 shares. A total of 179,287 shares were available to fulfill oversubscription requests, and the Company reported that it will allocate these shares to the holders who validly exercised oversubscription rights pro rata, based on such holders’ warrant ownership prior to exercising subscription rights and up to the level of subscription payments received from such holders.

Within the next few business days, Computershare Inc. and Computershare Trust Company, N.A., who are serving collectively as subscription agent for the Rights Offering, will issue 663,713 shares to warrantholders in respect of all valid basic subscriptions and 179,287 shares to oversubscribing warrantholders for those oversubscription requests which have been fulfilled, as well as distribute refund checks, as applicable, for unfulfilled oversubscriptions. As a result of the Rights Offering related to the warrantholders, the Company has raised $4.8 million and its outstanding common stock has increased by 843,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: April 30, 2015	By:	/s/ W. CHRISTOPHER MANDERSON
	Name:	W. Christopher Manderson
	Title:	Executive Vice President, General Counsel and Secretary